Exhibit 10.159

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDEMENT to the LEASE AGREEMENT is entered into as of May 7, 2025 by and Between P & S PROPERTY INVESTMENTS, LLC (“Landlord”), La Rosa Holdings, Corp., a Florida Corporation (“Tenant”)

W I T N E S S E T H:

WHEREAS, TMT Properties, Inc. a Florida corporation and Tenant entered into a Lease dated March 8, 2021 wherein Landlord agreed to lease Tenant, and Tenant agreed to lease from Landlord, the Premises;

WHEREAS, Landlord and Tenant entered into an Assignment and Assumption of Lease on April 4th, 2024;

WHEREAS, Landlord and Tenant seek to modify the lease to update the corporation and lease term as herein after set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1.	Section 1.8: Lease Term: This lease is hereby extended by Twelve (12) Months, commencing on May 1, 2025, and expiring on April 30, 2026

2.	Section 1.13: Minimum Rent:

May 1, 2025 – April 30, 2026	$3,532.81/month + sales tax

3.	All other terms and conditions of the lease and subsequent amendments shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

Landlord:		Tenant:

P & S PROPERTY INVESTMENTS, LLC		La Rosa Holdings, Corp.

By:	/s/ Joseph Mass	By:	/s/ Joseph La Rosa
Name:	Joseph Maas	Name:	Joseph La Rosa
Title:	General Manager	Title:	CEO

Date: 6/12/2025		Date: 6/12/2025